Exhibit 10.4

EXECUTION VERSION

WAIVER, CONSENT AND SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This WAIVER, CONSENT AND SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of April 11, 2025 (this “Agreement”), is entered into by and among (a) (i) Sonder Holdings Inc., a Delaware corporation (“Sonder Holdings”), (ii) Sonder Holdings LLC, a Delaware limited liability company, (iii) Sonder Group Holdings LLC, a Delaware limited liability company, (iv) Sonder Technology Inc., a Delaware corporation, (v) Sonder Hospitality USA Inc., a Delaware corporation, (vi) Sonder USA Inc., a Delaware corporation, (vii) Sonder Hospitality Holdings LLC, a Delaware limited liability company, (viii) Sonder Partner Co., a Delaware corporation, and (ix) Sonder Guest Services LLC, a Washington limited liability company (individually and collectively, jointly and severally, “Borrower”), and (b) Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“Bank”). Capitalized terms not otherwise defined in this Agreement shall have the meanings assigned thereto in the Loan Agreement (as defined below).

WHEREAS, reference is made to that certain Loan and Security Agreement dated as of December 21, 2022, as amended by that certain First Amendment to Loan and Security Agreement dated as of April 28, 2023, as further amended by that certain Second Amendment to Loan and Security Agreement dated as of November 6, 2023, as further amended by that certain Waiver and Third Amendment to Loan and Security Agreement dated as of June 10, 2024 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Loan and Security Agreement dated as of July 12, 2024, as further amended by that certain Fifth Amendment to Loan and Security Agreement dated as of August 13, 2024, as further affected by that certain Waiver Agreement dated as of September 26, 2024, and as further affected by that certain Waiver Agreement dated as of October 28, 2024 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”), by and among Borrower and Bank;

WHEREAS, reference is made to those certain Securities Purchase Agreements (the “Securities Purchase Agreements”) dated as of April 11, 2025, by and between Sonder Holdings and the purchasers party thereto related to the purchase of approximately $17.5 million of Sonder Holdings’ Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Convertible Preferred Stock”);

WHEREAS, the Defaults or Events of Default as specified on Schedule A hereto have occurred or may occur (such Defaults and Events of Default, the “Sixth Amendment Waived Matters”); and

WHEREAS, Borrower has requested that Bank (a) consent to the consummation of the Securities Purchase Agreements and issuance of the Series A Convertible Preferred Stock pursuant to the terms of the Securities Purchase Agreements, (b) waive the Sixth Amendment Waived Matters and (c) amend certain terms of the Loan Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I. ACKNOWLEDGMENTS

1            Acknowledgments. Borrower hereby acknowledges and agrees, upon execution and delivery of this Agreement, subject to the terms set forth herein, that:

(a)       Notwithstanding the effectiveness of this Agreement, the Liens granted by Borrower as collateral security for the Indebtedness, obligations and liabilities of Borrower evidenced by the Loan Agreement and the other Loan Documents pursuant to, each of the Loan Documents to which Borrower is a party shall not be impaired, and each of the Loan Documents to which Borrower is a party is, and shall continue to be, in full force and effect in all respects;

(b)       Borrower agrees that the Loan Documents constitute (and as modified by this Agreement shall continue to constitute) valid and binding obligations and agreements of Borrower enforceable against Borrower in accordance with their respective terms except as such enforceability may be limited by Applicable Laws and by general principles of equity and principles of good faith and fair dealing;

(c)       Subject to the terms of this Agreement, Bank has not waived, released or compromised, and does not hereby waive, release or compromise, and may never waive, release or compromise any events, occurrences, acts, or omissions that may constitute or give rise to any Defaults or Events of Default that existed or may have existed, or may presently exist, or may arise in the future (other than with respect to certain matters described in previous amendments to the Loan Agreement (the “Previously Waived Matters”) and the Sixth Amendment Waived Matters);

(d)       The execution and delivery of this Agreement shall not: (i) constitute an extension, modification, or waiver of any aspect of any of the Loan Documents (except as specifically and expressly set forth herein); (ii) extend the maturity of the Obligations or the due date of any payment of any Obligations or other obligations under the other Loan Documents or payable in connection with the Loan Documents; (iii) give rise to any obligation on the part of Bank to extend, modify or waive any term or condition of the Loan Documents (except as specifically and expressly set forth herein); (iv) establish any course of dealing with respect to the Loan Documents; or (v) give rise to any defenses or counterclaims to the right of Bank to compel payment of the Obligations or otherwise enforce its rights and remedies set forth in the Loan Documents; and

(e)       The Waiver (as defined below) and consent herein by Bank shall not, except as expressly provided herein, invalidate, impair, negate or otherwise affect Bank’s ability to exercise its rights and remedies under the Loan Documents or otherwise, and Bank shall be free to exercise any or all rights or remedies.

2.           Consent. Bank hereby acknowledges and consents to, upon execution and delivery of this Agreement, subject to the terms set forth herein, (A) the entrance into and consummation of the Securities Purchase Agreements and the issuance of Series A Convertible Preferred Stock pursuant to the terms of the Securities Purchase Agreements, provided that nothing herein shall be deemed a consent to any distribution, dividend, repurchase or other payment in respect of such preferred stock and (B) the entrance into and consummation of the Sixth NPA Amendment (as defined below) and the transactions contemplated thereby, including the issuance of warrants pursuant to the terms of the Sixth NPA Amendment.

II. WAIVER

1.            Waiver. Subject to the satisfaction of each of the conditions precedent set forth in Section VI.1 to the effectiveness of this Agreement, Bank hereby permanently waives any non-compliance resulting from the Sixth Amendment Waived Matters under the Loan Agreement and the other Loan Documents and waives any interest accruing at the Default Rate on or prior to the date hereof (the “Waiver”).

2.            Acknowledgement. BORROWER HEREBY AGREES AND ACKNOLWEDGES THAT BANK WILL REQUIRE STRICT PERFORMANCE BY BORROWER OF ALL OF ITS OBLIGATIONS, AGREEMENTS AND COVENANTS CONTAINED IN THE LOAN AGREEMENT AND ANY OTHER LOAN DOCUMENTS, AND NO INACTION OR ACTION BY BANK REGARDING ANY DEFAULT OR EVENT OF DEFAULT (OTHER THAN THE PREVIOUSLY WAIVED MATTERS AND SIXTH AMENDMENT WAIVED MATTERS) IS INTENDED TO BE OR SHALL BE A WAIVER THEREOF. BORROWER HEREBY ALSO AGREES AND ACKNOWLEDGES THAT NO COURSE OF DEALING AND NO DELAY IN EXERCISING ANY RIGHT, POWER OR REMEDY CONFERRED TO BANK IN THE LOAN AGREEMENT OR IN ANY OTHER LOAN DOCUMENTS OR NOW OR HEREAFTER EXISTING AT LAW, IN EQUITY, BY STATUTE OR OTHERWISE SHALL OPERATE AS A WAIVER OF OR OTHERWISE PREJUDICE ANY SUCH RIGHT, POWER OR REMEDY, OTHER THAN AS SPECIFIED HEREIN WITH RESPECT TO THE SIXTH AMENDMENT WAIVED MATTERS.

III. AMENDMENTS TO LOAN AGREEMENT

1.            Section 1.2(a) (Letters of Credit Sublimit). The second sentence of Section 1.2(a) of the Loan Agreement is deleted in its entirety and replaced with the following:

“The aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed the lesser of (a) $35,000,000 and (b) the Revolving Line, minus all outstanding principal amounts of any Advances.”

2.            Section 5.3(b) (Monthly Financial Statements). Section 5.3(b) of the Loan Agreement is deleted in its entirety and replaced with the following:

“(b) Monthly and Quarterly Financial Statements.

(i)       As soon as available, but no later than 30 days after the last day of each month, beginning with the month ending July 31, 2025, a company prepared consolidated balance sheet, income statement, and cash flow statement covering Borrower’s and Guarantors and each of their respective Subsidiaries consolidated operations for such month, presented on a rolling trailing twelve-month basis, broken out by month, and otherwise in a form reasonably acceptable to Bank. Calculations for the Minimum Adjusted EBITDA financial covenant set forth in Section 5.8 hereof and, to the extent such month is the last month of a fiscal year or any of the first three fiscal quarters of a fiscal year, Free Cash Flow of Borrower, the Guarantors and each of their respective Subsidiaries on a consolidated basis for the applicable testing period, to the extent required by the Notes Documents, shall be included as schedules to the monthly financial statements (in the case of Minimum Adjusted EBITDA, reconciling back to financial statement line items). Borrower’s balance sheet shall include (i) off-balance sheet liabilities in addition to the calculation of the Adjusted Quick Ratio for purposes of the covenant set forth in Section 5.16, (ii) to the extent such month is the last month of a fiscal year or any of the first three fiscal quarters of a fiscal year, reasonably detailed calculations of Liquidity as of the last day of such month, which calculations shall separate out Liquidity attributable to Borrower and the Guarantors from Liquidity attributable to Borrower’s Subsidiaries that are not Guarantors, and (iii) reasonably detailed calculations of the current outstanding face amount of any letters of credit issued for the account of Borrower, any Guarantor or any of their respective Subsidiaries with any issuer other than Bank as of the last date of the applicable month.

(ii)      For the quarters ending December 31, 2024 and March 31, 2025, by June 30, 2025, and for the quarter ending June 30, 2025, by August 31, 2025, a company prepared consolidated balance sheet, income statement, and cash flow statement covering Borrower’s and Guarantors and each of their respective Subsidiaries consolidated operations for such quarter, presented on a rolling trailing four quarter basis, broken out by month, and otherwise in a form reasonably acceptable to Bank. Calculations for the Minimum Adjusted EBITDA financial covenant set forth in Section 5.8 hereof and Free Cash Flow of Borrower, the Guarantors and each of their respective Subsidiaries on a consolidated basis for the applicable testing period, to the extent required by the Notes Documents, shall be included as schedules to the quarterly financial statements (in the case of Minimum Adjusted EBITDA, reconciling back to financial statement line items). Borrower’s balance sheet shall include (i) off-balance sheet liabilities in addition to the calculation of the Adjusted Quick Ratio for purposes of the covenant set forth in Section 5.16, (ii) reasonably detailed calculations of Liquidity as of the last day of such quarter, which calculations shall separate out Liquidity attributable to Borrower and the Guarantors from Liquidity attributable to Borrower’s Subsidiaries that are not Guarantors, and (iii) reasonably detailed calculations of the current outstanding face amount of any letters of credit issued for the account of Borrower, any Guarantor or any of their respective Subsidiaries with any issuer other than Bank as of the last date of the applicable quarter.”

3.            Section 5.3(c) (Compliance Certificate). Section 5.3(c) of the Loan Agreement is deleted in its entirety and replaced with the following:

“(c) Compliance Certificate.

(i)       Within 30 days after the last day of each month, beginning with the month ending July 31, 2025, and together with the statements set forth in Section 5.3(b)(i), a duly completed Compliance Statement, confirming that as of the end of such month or year, as applicable, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth (i) calculations showing compliance with the financial covenants (to the extent applicable) and Adjusted Quick Ratio set forth in this Agreement, (ii) if tested under the Notes Documents at the end of such month or year, calculations showing compliance with the Liquidity and Free Cash Flow covenants set forth in the Notes Documents, (iii) a list and the outstanding face amount of any letters of credit issued for the account of Borrower, any Guarantor or any of their respective Subsidiaries with any issuer other than Bank as of the last date of the applicable month, and (iv) such other information as Bank may reasonably request.

(ii)      For the quarters ending September 30, 2024, December 31, 2024, and March 31, 2025, by June 30, 2025, and for the quarter ending June 30, 2025, by August 31, 2025, and together with the statements set forth in Section 5.3(b)(ii), a duly completed Compliance Statement, confirming that as of the end of such quarter or year, as applicable, Borrower was in full compliance with all of the terms and conditions of this Agreement (other than with respect to non-compliance waived pursuant to the Sixth Amendment), and setting forth (i) calculations showing compliance with the financial covenants (to the extent applicable) and Adjusted Quick Ratio set forth in this Agreement, (ii) if tested under the Notes Documents at the end of such quarter or year, calculations showing compliance with the Liquidity and Free Cash Flow covenants set forth in the Notes Documents, (iii) a list and the outstanding face amount of any letters of credit issued for the account of Borrower, any Guarantor or any of their respective Subsidiaries with any issuer other than Bank as of the last date of the applicable month, and (iv) such other information as Bank may reasonably request.”

4.            Section 5.3(e) (Annual Audited Financial Statements). Section 5.3(e) of the Loan Agreement is deleted in its entirety and replaced with the following:

“ (e) Annual Audited Financial Statements. As soon as available, and in any event within 120 days following the end of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from Deloitte LLP, or another independent certified public accounting firm reasonably acceptable to Bank; provided, however, that (i) for Borrower’s fiscal year ending December 31, 2023, such financial statements shall be delivered by September 30, 2024, and (ii) for Borrower’s fiscal year ending December 31, 2024, such financial statements shall be delivered by June 30, 2025;”

5.            Section 5.7 (Accounts). Section 5.7(a) of the Loan Agreement is deleted in its entirety and replaced with the following:

“(a) Maintain account balances in Borrower’s, any of its Subsidiaries’, and any Guarantor’s operating accounts, securities accounts and depository accounts at or through Bank or Bank’s Affiliates representing at least ninety percent (90.0%) of the Dollar Equivalent value of Borrower’s and its Subsidiaries’ consolidated domestic cash and Cash Equivalents, provided that the balance of a Blocked Cash Collateral Account, the HSBC Cash Collateral Accounts and any other cash collateral accounts subject to Liens permitted by clause (v) of the definition of Permitted Liens shall not be included in the foregoing calculation.”

6.            Section 6.1 (Dispositions). Section 6.1 of the Loan Agreement is amended by (a) deleting “and” from the end of clause (n) thereof, (b) adding “and” to the end of clause (o) thereof and (c) adding a new clause (p) as follows:

“(p) Transfers consisting of dispositions of inventory, furniture, fixtures and equipment from Borrower’s distribution center located as 11900 S. Fwy, Burleson, TX 76028 in connection with its closure.”

7.            Section 12.2 (Definitions). Clause (l) of the definition of Permitted Indebtedness is hereby deleted in its entirety and replaced with the following:

“(l) unsecured Indebtedness not otherwise permitted by Section 6.4 in an aggregate principal amount not to exceed (i) (A) on or prior to December 31, 2025, $30,000,000 in respect of past due rent payments or past due accounts payable, (B) after December 31, 2025 and on or prior to December 31, 2026, $15,000,000 in respect of past due rent payments or past due accounts payable and (C) thereafter $6,000,000 in respect of past due rent payments or past due accounts payable and (ii) $5,000,000 in respect of other unsecured Indebtedness, in each case at any time outstanding.”

8.            Schedule I (Section 1.2(a) – Letter of Credit Sublimit). The reference to the Loan Agreement provision for Section 1.2(a) – Letter of Credit Sublimit in Schedule I of the Loan Agreement is amended in its entirety and the following inserted in its place:

“The aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed the lesser of (a) $35,000,000.00 and (b) $35,000,000 less the amount of Advances not used for Letters of Credit.”

9.            Schedule I (–12.2 – “Revolving Line”). The reference to the Loan Agreement provision for Section 12.2 – “Revolving Line” in Schedule I of the Loan Agreement is amended in its entirety and the following inserted in its place:

““Revolving Line” is an aggregate principal amount equal to $35,000,000.00.”

IV. OTHER AGREEMENTS

1.            Payment of Expenses. Borrower, jointly and severally, agree to pay and reimburse Bank promptly for all of its reasonable documented out-of-pocket costs and expenses for which invoices have been, including without limitation, the fees of their counsel to the extent provided for in the Loan Agreement.

2.            Loan Document. This Agreement is a “Loan Document” for the purposes of the provisions of the other Loan Documents.

V. REPRESENTATIONS AND WARRANTIES

In consideration of the foregoing agreements, Borrower jointly and severally hereby represents and warrants to Bank, as follows:

1.            after giving effect to this Agreement, all representations and warranties made in the Loan Agreement and the other Loan Documents made by it that have no materiality or material adverse effect qualification are true and correct in all material respects, and the representations and warranties in the Loan Agreement and in the Loan Documents that have a materiality or material adverse effect qualification are true and correct in all respects, in each case with the same effect as though made on and as of the Agreement Effective Date or, to the extent such representations and warranties expressly relate to an earlier date, as of such earlier date, in each case, other than any such representation and warranty regarding no Default or Event of Default solely as a result of the Previously Waived Matters or the Sixth Amendment Waived Matters;

2.            after giving effect to this Agreement, no Default or Event of Default exists and is continuing as of the Agreement Effective Date;

3.            the execution, delivery and performance of this Agreement are within Borrower’s corporate, limited liability company, partnership or other organizational powers, as applicable, and have been duly authorized by appropriate organizational and governing action and proceedings;

4.            each person who is executing this Agreement on behalf of Borrower has the full power, authority and legal right to do so, and this Agreement has been duly executed by such person and delivered to Bank; and

5.            this Agreement is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

VI. MISCELLANEOUS

1.            Condition Precedent to Effectiveness of this Agreement. This Agreement shall become effective on the date of satisfaction of each of the following conditions (the date on which such conditions are satisfied, the “Agreement Effective Date”):

(a)          Bank shall have received a fully executed copy of this Agreement, duly executed by Borrower;

(b)          Bank shall have received payment and reimbursement from Borrower for all of its reasonable documented out-of-pocket costs and expenses of counsel for which invoices have been presented to Borrower at least one Business Day prior to the Agreement Effective Date; and

(c)          Bank shall have received a fully executed copy of that certain Waiver, Consent and Sixth Amendment, dated as of April 11, 2025 (as in effect on the date hereof, the “Sixth NPA Amendment”), by and among the Note Obligors (as defined therein), the Investors (as defined therein) party thereto and Alter Domus (US) LLC, as collateral agent, duly executed by the parties party thereto.

2.            Counterparts. This Agreement may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument. Any counterpart delivered by facsimile or by other electronic method of transmission shall be deemed an original signature thereto.

3.            Choice of Law, Venue and Jury Trial Waiver; Judicial Reference. Section 10 of the Loan Agreement is hereby incorporated by reference, mutatis mutandis.

4.            Successors and Assigns. This Agreement shall be binding upon each of Borrower, Bank and their respective successors and assigns, and shall inure to the benefit of each such person and their permitted successors and assigns.

5.            Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

6.            Amendment. This Agreement may only be amended or modified in writing by the parties hereto, subject to any additional requirements under the Loan Agreement, if applicable.

7.            Entire Agreement. THIS AGREEMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES HERETO.

8.            Consistent Changes. The Loan Agreement is hereby amended wherever necessary to reflect the changes described herein.

9.	Release by Borrower.

(a)          FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all (in each case, relating to, or arising out of, the Loan Documents or the transactions contemplated thereby) claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims (in each case, relating to, or arising out of, the Loan Documents or the transactions contemplated thereby) existing or arising from the beginning of time through and including the date of execution of this Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing. Notwithstanding anything in this Agreement, the releases set forth in this Agreement shall not extend to any of Bank’s obligations under the Loan Agreement arising after the date of this Agreement, including to make extensions of credit to Borrower in accordance with the terms of the Loan Agreement.

(b)          In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

(c)          By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all Released Claims, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

(d)          This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

(e)          Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(i)       Except as expressly stated in this Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Agreement.

(ii)      Borrower has made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto, as it deems necessary.

(iii)    The terms of this Agreement are contractual and not a mere recital.

(iv)    This Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Agreement is signed freely, and without duress, by Borrower.

(v)      Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

SONDER HOLDINGS INC.,
a Delaware corporation

By:	/s/ David Alan Watt
Name: David Alan Watt
Title: Treasurer / Head of Treasury

SONDER HOLDINGS LLC,
a Delaware limited liability company

By:	/s/ David Alan Watt
Name: David Alan Watt
Title: Treasurer / Head of Treasury

SONDER GROUP HOLDINGS LLC,
a Delaware limited liability company

By:	/s/ David Alan Watt
Name: David Alan Watt
Title: Treasurer / Head of Treasury

SONDER TECHNOLOGY INC.,
a Delaware corporation

By:	/s/ David Alan Watt
Name: David Alan Watt
Title: Treasurer / Head of Treasury

[Signature Page to Sixth Amendment]

SONDER HOSPITALITY USA INC.,
a Delaware corporation

By:	/s/ David Alan Watt
Name: David Alan Watt
Title: Treasurer / Head of Treasury

SONDER USA INC.,
a Delaware corporation

By:	/s/ David Alan Watt
Name: David Alan Watt
Title: Treasurer / Head of Treasury

SONDER HOSPITALITY HOLDINGS LLC,
a Delaware limited liability company

By:	/s/ David Alan Watt
Name: David Alan Watt
Title: Treasurer / Head of Treasury

SONDER PARTNER CO.,
a Delaware corporation

By:	/s/ David Alan Watt
Name: David Alan Watt
Title: Treasurer / Head of Treasury

SONDER GUEST SERVICES LLC,
a Washington limited liability company

By:	/s/ David Alan Watt
Name: David Alan Watt
Title: Treasurer / Head of Treasury

[Signature Page to Sixth Amendment]

BANK:

FIRST-CITIZENS BANK & TRUST
COMPANY

By:	/s/ Trefor Bacon
Name: Trefor Bacon
Title: Managing Director

[Signature Page to Sixth Amendment]

SCHEDULE A